                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant                       [X]
Filed by a Party other than the Registrant    [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                               QUOKKA SPORTS, INC.
                (Name of Registrant as Specified In Its Charter)



________________________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box)

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.      Title of each class of securities to which transaction applies:

________________________________________________________________________________

2.      Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________

4.      Proposed maximum aggregate value of transaction:

________________________________________________________________________________

5.      Total fee paid:

________________________________________________________________________________


[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.      Amount Previously Paid:

________________________________________________________________________________

7.      Form, Schedule or Registration Statement No.:

________________________________________________________________________________

8.      Filing Party:
________________________________________________________________________________

9.      Date Filed:
________________________________________________________________________________

                              QUOKKA SPORTS, INC.
                        525 BRANNAN STREET, GROUND FLOOR
                        SAN FRANCISCO, CALIFORNIA 94107
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 3, 2000

TO THE STOCKHOLDERS OF QUOKKA SPORTS, INC.:

     Notice Is Hereby Given that the Annual Meeting of Stockholders of Quokka Sports, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 3, 2000 at 9:00 a.m. California time at The Ritz-Carlton Hotel, 600 Stockton St., San Francisco, CA 94108 for the following purposes:

     1. To elect three directors to hold office until the 2003 Annual Meeting of Stockholders.

     2. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2000.

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on March 21, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Les Schmidt
                                          -------------------
                                          LES SCHMIDT
                                          Secretary
San Francisco, California
April 6, 2000

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                              QUOKKA SPORTS, INC.
                        525 BRANNAN STREET, GROUND FLOOR
                        SAN FRANCISCO, CALIFORNIA 94107
                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 3, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Quokka Sports, Inc., a Delaware corporation ("Quokka" or the "Company"), for use at the Annual Meeting of Stockholders to be held on May 3, 2000, at 9:00 a.m. California time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Ritz-Carlton Hotel, 600 Stockton St., San Francisco, CA 94108. The Company intends to mail this proxy statement and accompanying proxy card on or about April 7, 2000, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on March 21, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 21, 2000 the Company had outstanding and entitled to vote 44,428,977 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

VOTING VIA THE INTERNET OR BY TELEPHONE

For Shares Registered in the Name of a Broker or Bank

     A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may vote those share telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services' voting Web site (www.proxyvote.com).

  General Information for All Shares Voted Via the Internet or By Telephone

     Votes submitted via the Internet or by telephone must be received by 11:59 p.m., California time on Monday, May 1, 2000. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

     THE TELEPHONE AND INTERNET VOTING PROCEDURES ARE DESIGNED TO AUTHENTICATE STOCKHOLDERS' IDENTITIES, TO ALLOW STOCKHOLDERS TO GIVE THEIR VOTING INSTRUCTIONS AND TO CONFIRM THAT STOCKHOLDERS' INSTRUCTIONS HAVE BEEN RECORDED PROPERLY. STOCKHOLDERS VOTING VIA THE INTERNET SHOULD UNDERSTAND THAT THERE MAY BE COSTS ASSOCIATED WITH ELECTRONIC ACCESS, SUCH AS USAGE CHARGES FROM INTERNET ACCESS PROVIDERS AND TELEPHONE COMPANIES, THAT MUST BE BORNE BY THE STOCKHOLDER.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 525 Brannan Street, San Francisco, California, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 7, 2000. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Board of Directors is presently composed of seven members. There are three directors in the class whose term of office expires in 2000. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2003 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting, with ages shown as of February 29, 2000.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2003 ANNUAL MEETING

     Alan S. Ramadan, age 41, has served as the Company's President and Chief Executive Officer and as a director since August 1996, when the Company incorporated in Delaware under the name Quokka Productions, Inc. Additionally, Mr. Ramadan served as Managing Director of the Company from 1990 to August 1996, during which period the Company was known as Ozware Developments Unit Trust and operated in Australia. In January 1993, Mr. Ramadan joined Fluid Thinking, Pty. Ltd. in Melbourne, Australia as that company's Chief Executive Officer until June 1995. As Chief Executive Officer of Fluid Thinking, Pty. Ltd., Mr. Ramadan was responsible for drawing together a team of specialists that, together with the Technology Foundation, developed key technology used by oneAustralia in the America's Cup challenge. Mr. Ramadan also founded Best Knowledge Systems, a consulting company, and worked as a research scientist at BHP Steel and as a computer scientist at Monash University in Melbourne, Australia. Mr. Ramadan holds a B.Sc. in Computer Science and Applied Mathematics from Monash University and is a 1995 graduate of the Stanford Business School's Executive Program for Growing Companies.

     John Bertrand A.M., age 53, has served as a director since August 1996 when the Company incorporated in Delaware under the name Quokka Productions, Inc. Since April 1997, Mr. Bertrand has served as the Company's Vice Chairman of the Board. From September 1992 to June 1995, Mr. Bertrand was the Chairman of the Board of Fluid Thinking, Pty. Ltd. and the skipper of oneAustralia, the 1995 America's Cup Challenge team that received technological support from Fluid Thinking, Pty. Ltd. From September 1995 to October 1998, Mr. Bertrand was Chairman of the Australian Government's Industry Research and Development Board. From June 1993 to the present, Mr. Bertrand has been the Chairman of the Southern Cross Foundation, an Australian scholarship foundation for engineering and applied science students. Mr. Bertrand holds a B.S. in Mechanical Engineering from Monash University and a M.S. in Naval Architecture from M.I.T. During his twenty-nine year international sailing career, from 1970 to the present, Mr. Bertrand has represented Australia in five America's Cups and two Olympic Games. Mr. Bertrand won the America's Cup for Australia in September 1983 and is a life member of the Australia's Sports Hall of Fame as well as the International America's Cup Hall of Fame.

     Roel Pieper, age 43, became a director of Quokka in December 1997. Mr. Pieper joined Insight Capital Partners as General Partner in November 1999. From May 1998 to May 1999, Mr. Pieper has served as a director and an Executive Vice President of Royal Philips Electronics N.V. From August 1997 to March 1998, Mr. Pieper served as Senior Vice President, Worldwide Sales and Marketing, of Compaq Computer Corporation. From January 1996 to August 1997, Mr. Pieper served as the President and Chief Executive Officer of Tandem Computers, Inc., where he helped reposition the company for its eventual merger with Compaq Computer Corporation. From September 1993 to December 1995, Mr. Pieper also served as the President and Chief Executive officers of Ub Networks, Inc., a wholly-owned subsidiary of Tandem Computers, Inc., until that subsidiary merged with Compaq Computer Corporation. From December 1990 to August 1993, Mr. Pieper was the President and Chief Executive Officer of AT&T's UNIX System Laboratories. Prior to that time, Mr. Pieper spent ten years in the employ of Software AG, where he was eventually promoted to the position of Chief Technology Officer. Mr. Pieper also serves on the boards of directors of Computer Associates, Inc., Learnout & Hauspie Speech. Mr. Pieper holds a Doctoral Degree in Mathematics and Computer Science from Delft Technical University and is Crown Fellow of the Aspen Institute in the United States.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

     Walter W. Bregman, age 66, became a director of Quokka in October 1997. From January 1988 to the present, Mr. Bregman has served as Chairman and Joint Chief Executive Officer of S&B Enterprises, a marketing and consulting company. In 1985, Mr. Bregman co-founded Cormorant Beach Club in St. Croix USVI and served as its Chief Executive Officer and Manager from 1985 to 1987. Prior to that time, Mr. Bregman was President of International Playtex, Inc. a manufacturer of intimate apparel, toiletries, pantyhose and baby nursers. Before joining International Playtex, Inc., Mr. Bregman served as Vice President of Marketing and Advertising for E&J Gallo Winery and as President of NCK, Inc., a worldwide advertising agency. Mr. Bregman also serves on the boards of directors for Symantec, Inc. and Sento, Inc. Mr. Bregman holds an A.B. in English Literature from Harvard College.

     James G. Shennan, Jr., age 58, became a director of Quokka in December 1997. From June 1989 to the present, Mr. Shennan has been a General Partner of Trinity Ventures, a venture capital firm. Mr. Shennan has over 25 years experience in consumer products and services marketing. Mr. Shennan also serves on the boards of directors of the Starbucks Coffee Company and P. F. Chang's China Bistro, Inc., as well as several private consumer and e-commerce companies in which Trinity Ventures is an investor. Mr. Shennan holds a B.A. in International Politics from Princeton University and an M.B.A. from the Stanford Graduate School of Business.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

     Richard H. Williams, age 56, has served as a director since August 1996, when the Company incorporated in Delaware under the name Quokka Productions, Inc. Since April 1997, Mr. Williams has served as the Company's Chairman of the Board. From December 1993 to February 1996, Mr. Williams was President and Chief Executive Officer of Illustra Information Technologies, Inc. In February 1996, Illustra Information Technologies, Inc. was acquired by Informix Software, Inc., where Mr. Williams served as Senior Vice President until August 1996. From October 1991 to May 1992, Mr. Williams was Executive Vice President of Sales for Novell, Inc., and General Manager of that company's Digital Research Systems Group. Prior to that time, Mr. Williams served as President and Chief Executive Officer of Digital Research, Inc. Before joining Digital Research, Inc., Mr. Williams was employed by IBM for twenty-two years, where he served as Vice President of Plans, Controls and Product Management for the General Products Division from May 1984 to December 1986. Mr. Williams holds a B.S. in Mathematics from the University of North Dakota and conducted graduate studies at the University of Minnesota in numerical analysis and statistics.

     Barry M. Weinman, age 61, became a director of Quokka in December 1997. From May 1993 to the present, Mr. Weinman has been a General Partner at Media Technology Ventures/AVI Management and has been making high tech venture capital investments in Silicon Valley since 1980. AVI Management and its new media fund, Media Technology Ventures, had approximately $300 million under management as of March 31, 1999. Mr. Weinman is also on the boards of directors of Women.com Networks (Women's Wire), Be, Inc., InfoGear, Inc. and TalkCity, Inc. Mr. Weinman holds a B.S. in Industrial Engineering from Clarkson College of Technology and an M.A. in International Relations from the London School of Economics/University of Southern California.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1999 the Board of Directors held ten meetings and acted by unanimous written consent five times. The Board of Directors has an audit committee, a compensation committee and a nominating committee. The Board of Directors has also established a Single Person Non-Officer Stock Option Committee and a Two Person Non-Officer Stock Option Committee authorized to grant stock options to individuals below the level of senior vice president.

     The audit committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board of Directors the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The audit committee is composed of two non-employee directors, Messrs. Shennan and Weinman, and met once during the 1999 fiscal year. Mr. Williams, the Company's Chairman of the Board, was a member of the audit committee through April 1999.

     The compensation committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board of Directors may delegate. The compensation committee is composed of three non-employee directors: Messrs. Bregman, Shennan and Weinman. It met five times during the 1999 fiscal year and acted by unanimous written consent once.

     Mr. Ramadan, the Company's president and chief executive officer, is authorized by the Board of Directors as the sole member of the Single Person Non-Officer Stock Option Committee to approve the grant and acceleration of stock options under the Company's 1997 Equity Incentive Plan to individuals below the level of senior vice president, in accordance with guidelines established by the Compensation Committee. Mr. Ramadan acted by written consent 19 times in his role on this committee. Messrs. Ramadan and Bertrand are authorized by the Board of Directors as members of the Two Person Non-Officer Stock Option Committee to approve the grant of stock options under the Company's 1997 Equity Incentive Plan to individuals below the level of senior vice president outside the guidelines established by the Compensation Committee. The two person committee did not take any action in 1999.

     The nominating committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board of Directors. No procedure has been established for the consideration of nominees recommended by stockholders. The nominating committee is composed of three non-employee directors: Messrs. Williams, Bregman and Shennan. It did not have any meetings nor did it act by unanimous consent during the 1999 fiscal year.

     During the fiscal year ended December 31, 1999, all directors except Roel Pieper attended at least 75% of the aggregate of the meetings of the Board of Directors and committee meetings on which such director served in 1999.

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since the fiscal year ending December 31, 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     In March 1998, KPMG LLP was dismissed and PricewaterhouseCoopers LLP replaced KPMG LLP as the Company's independent accountants. The selection of PricewaterhouseCoopers LLP as the Company's independent accountants was ratified by the Board of Directors in April 1998. During the fiscal years ending December 31, 1997 and 1998, the Company has no disagreement with its former accountants, KPMG LLP, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. KPMG LLP did not issue a report on the Company's financial statements with respect to the years ended December 31, 1997 or 1998.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 29, 2000 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. Unless otherwise indicated, the address is Quokka Sports, Inc., 525 Brannan Street, San Francisco, CA 94107.

                                                              BENEFICIAL OWNERSHIP(1)
                                                              ------------------------
                                                              NUMBER OF     PERCENT OF
                      BENEFICIAL OWNER                          SHARES        TOTAL
                      ----------------                        ----------    ----------
Entities associated with Media Technology Ventures(2).......   4,895,932       11.0%
  One First Street, Suite 2
  Los Altos, CA 94022
Intel Corporation...........................................   4,184,093        9.4%
  2200 Mission College Blvd
  Santa Clara, CA 95052
MediaOne Interactive Services, Inc.(3)......................   4,051,283        9.1%
  9000 E. Nichols Avenue, Suite 100
  Englewood, CO 80112
Entities associated with Accel VI LP(4).....................   3,505,029        7.9%
  428 University Avenue
  Palo Alto, CA 94301
Entities associated with Trinity Ventures(5)................   2,920,033        6.6%
  3000 Sand Hill Road, Building 1, Suite 240
  Menlo Park, CA 94025
Alan S. Ramadan(6)..........................................   2,390,572        5.4%
Richard H. Williams(7)......................................   2,940,623        6.6%
  P.O. Box 4281
  Incline Village, NV 89450
John Bertrand(8)............................................   2,267,704        5.1%
  c/o Quokka Sports
  133 Long Acre
  London, England WC2E98D
Walter W. Bregman(9)........................................     485,208        1.1%
Roel Pieper.................................................   1,303,555        2.9%
James G. Shennan, Jr.(10)...................................   2,963,515        6.7%
  c/o Trinity Ventures V L.P.
Barry M. Weinman(11)........................................   4,927,432       11.1%
  c/o Media Technology Ventures
Les Schmidt(12).............................................     736,923        1.6%
Alvaro Saralegui(13)........................................   1,000,000        2.2%
Mark J. Ellis(14)...........................................     150,000          *
Michael W. Gough(15)........................................     288,125          *
All directors and executive officers as a group (11
  persons)(16)..............................................  19,628,657       41.7%

---------------
  *  Less than one percent.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 44,339,217 shares outstanding on February 29, 2000, adjusted as required by rules promulgated by the SEC.

 (2) Includes 3,654,794 shares held by Media Technology Ventures, LP, 696,290 shares held by Media Technology Equity Partners, LP, 471,907 shares held by Media Technology Ventures Entrepreneurs Fund, LP, 48,464 shares held by Media Technology Entrepreneurs Fund II, LP and 24,477 shares held by Thomson Management Growth Fund, LP (collectively, the "MTV Funds"). Mr. Weinman, a director of Quokka, is a general partner of each of the MTV Funds and, as such, may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934) in an indeterminate portion of the shares beneficially owned by the MTV Funds. Mr. Weinman disclaims beneficial ownership of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934.

 (3) Includes warrants to purchase 153,846 shares that are currently exercisable.

 (4) Includes 2,839,875 shares held by Accel VI LP, 362,834 shares held by Accel Internet Fund II LP, 240,726 shares held by Accel Investors '98 LP, 45,354 shares held by Accel Keiretsu VI LP and 16,240 shares owned by Accel Investors '99 LP (collectively, the "Accel Funds").

 (5) Includes 2,759,534 shares held by Trinity Ventures V, LP and 160,499 shares held by Trinity V, Side-by-Side Fund, LP. Mr. Shennan, a director of Quokka, is a general partner of Trinity Ventures V, LP and Trinity V, side-by-side fund, LP. As such, Mr. Shennan may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934) in an indeterminate portion of the shares beneficially owned by Trinity Ventures V, LP and Trinity V, side-by-side fund, LP. Mr. Shennan disclaims beneficial ownership of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934.

 (6) Includes 1,900,000 shares held by Pogmohane Partners, L.P. Mr. Ramadan, a director of Quokka, is a general partner of Pogmohane Partners, L.P. As such, Mr. Ramadan may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934) in an indeterminate portion of the shares beneficially owned by Pogmohane Partners, L.P. Mr. Ramadan disclaims beneficial ownership of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. Includes 300,000 shares underlying currently exercisable stock options. If exercised in full within 60 days of the date of this table, 235,000 of the shares subject to the options would be subject to a repurchase right in favor of Quokka.

 (7) Includes 175,000 shares underlying currently exercisable stock options. If exercised in full within 60 days of the date of this table, 117,500 of the shares subject to the option would be subject to a repurchase right in favor of Quokka.

 (8) Includes 150,000 shares underlying currently exercisable stock options. If exercised in full within 60 days of the date of this table, 117,501 of the shares subject to the option would be subject to a repurchase right in favor of Quokka. Includes an aggregate of 1,500 shares owned by Mr. Bertrand's three children.

 (9) Includes 348,208 shares held in the Bregman Revocable Trust u/a/d 8/21/92, for which Mr. Bregman, a director of Quokka, serves as a trustee. Mr. Bregman disclaims beneficial ownership of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. Includes an aggregate of 15,000 shares owned by Mr. Bregman's two children. Includes 137,000 shares underlying currently exercisable stock options.

(10) Includes 2,759,534 shares held by Trinity Ventures V, LP and 160,499 shares held by Trinity V, Side-by-Side Fund, LP. See footnote (5) above regarding Mr. Shennan's indirect pecuniary interest in these shares. Includes 25,000 shares underlying currently exercisable stock options.

(11) Includes 4,895,932 shares held by MTV Funds. See footnote (2) above regarding Mr. Weinman's indirect pecuniary interest in these shares. Includes 25,000 shares underlying currently exercisable stock options.

(12) Includes 304,423 shares held in The Les Schmidt and Joanne P. Hattum Family Trust u/t/d 4/8/92, for which Mr. Schmidt, an executive officer of Quokka, serves as a trustee. Mr. Schmidt disclaims beneficial ownership of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. Includes 414,500 shares underlying currently exercisable stock options. If exercised in full within 60 days of the date of this table, 300,833 shares would be subject to a right of repurchase in favor of Quokka. Includes an aggregate of 18,000 shares owned in trust for the benefit of Mr. Schmidt's three children.

(13) Includes 976,472 shares underlying currently exercisable stock options. If exercised in full within 60 days of the date of this table, 800,000 shares would be subject to right of repurchase in favor of Quokka.

(14) Includes 150,000 shares underlying currently exercisable stock options. If exercised in full within 60 days of the date of this table, all the shares would be subject to right of repurchase in favor of Quokka.

(15) Includes 288,125 shares underlying currently exercisable stock options. If exercised in full within 60 days of the date of this table, 196,334 shares would be subject to right of repurchase in favor of Quokka.

(16) See footnotes (1) through (15) above, as applicable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that one report covering one transaction was filed late by the Company's 10% stockholder, Media Technology Ventures.

     During fiscal 1999, Mr. Bertrand timely reported all transactions but reported an incorrect number of shares owned due to a clerical error. This error was corrected on a Form 4 report and by amending a previous Form 4 report.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Except for Mr. Bregman, the Company has not provided cash compensation to non-employee directors solely for their services as directors. The members of the Board of Directors are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

     Each non-employee director of the Company receives stock option grants under the 1999 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

     Option grants under the Directors' Plan are non-discretionary. Upon the closing of the Company's July 1999 initial public offering, each non-employee director was automatically granted an option to purchase 25,000 shares of common stock at an exercise price of $12.00 per share. Any individual who becomes a non-employee director after this offering will automatically receive this initial grant upon being elected to the Board of Directors. On June 1 of each year (or the next business day should such date be a legal holiday), each non-employee director or, where specified by the non-employee director, an affiliate of such director, is automatically granted under the Directors' Plan, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 25,000 shares of Common Stock of the Company; provided that if any non-employee that had not served in that capacity for the entire period since the preceding June 1, then the number of shares subject to the annual grant will be reduced, pro rata, for each full quarter the person did not serve during the previous period. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is equal to the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the Directors' Plan are immediately exercisable upon grant. No option may be exercised after the expiration of three years from the date it was granted.

     In October 1997, the Company entered into an agreement with Mr. Bregman, under which Mr. Bregman was paid $33,500 in fiscal year 1999 and an aggregate of $65,000 through December 31, 1999. Mr. Bregman is compensated under the agreement at a rate of $2,000 for every board meeting attended and $500 for every committee meeting attended, if the committee meeting was held in conjunction with a board meeting. For each committee meeting not held in conjunction with a board meeting, Mr. Bregman received $1,500. Additionally, under the agreement, Mr. Bregman received an initial option grant as well as option grants in the amount of 16,000 shares each year. As of December 31, 1999, Mr. Bregman had been granted an aggregate of 112,000 shares of the Company's stock outside of the 1997 Equity Incentive Plan with a weighted average exercise price of $0.80 per share.

COMPENSATION OF EXECUTIVE OFFICERS

     As permitted by the rules promulgated by the SEC, the following table shows for the fiscal years ended December 31, 1998 and 1999, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 1999 (the "Named Executive Officers"):

                         SUMMARY COMPENSATION TABLE(1)

                                              ANNUAL COMPENSATION            LONG-TERM COMPENSATION AWARDS
                                        -------------------------------   -----------------------------------
                                                                OTHER     RESTRICTED   SECURITIES   ALL OTHER
                                                               ANNUAL       STOCK      UNDERLYING    COMPEN-
                                         SALARY     BONUS      COMPEN-      AWARDS      OPTIONS/     SATION
  NAME AND PRINCIPAL POSITION    YEAR     ($)        ($)      SATION($)      ($)        SARS(#)        ($)
  ---------------------------    ----   --------   --------   ---------   ----------   ----------   ---------
Alan Ramadan...................  1999   $250,000         --       --          --         300,000       --
  President and Chief            1998   $214,583         --       --          --              --       --
  Executive Officer
Alvaro Saralegui(3)............  1999   $206,250         --       --          --       1,000,000       --
  Chief Operating Officer        1998         --         --       --          --              --       --
Les Schmidt....................  1999   $234,256   $ 25,000       --          --         250,000       --
  Executive Vice President       1998   $172,051         --       --          --         200,000       --
  and Chief Financial Officer
Michael W. Gough(4)............  1999   $300,521         --       --          --         200,000       --
  Chief Creative Officer         1998   $162,083   $ 15,500       --          --              --       --
  and Executive Producer
Mark J. Ellis(5)...............  1999   $100,000   $100,220       --          --         150,000       --
  Vice President, Sales          1998         --         --       --          --              --       --

---------------
(1) In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers that are available generally to all salaried employees and various perquisites and other personal benefits received by the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of any officer's salary and bonus disclosed in this table.

(2) See the table under "Option Grants in Last Fiscal Year" for a detailed description of the 1999 option grants. All option grants in this table were granted under the Company's 1997 Equity Incentive Plan, have a term of 10 years and vest as to 20% of the shares on the first anniversary of the grant, and 1/48 of the shares on a monthly basis thereafter. The exercise price per share of each option was equal to the fair market value of the common stock as determined by the board of directors on the date of grant.

(3) Mr. Saralegui joined the Company in April 1999 in his current position.

(4) Mr. Gough joined the Company in July 1997 as Vice President, Design and Creative Director and was promoted to his current position in September 1998.

(5) Mr. Ellis joined the Company in May 1999 in his current position.

                       STOCK OPTION GRANTS AND EXERCISES

     The Company grants options to its executive officers under its 1997 Equity Incentive Plan. As of February 29, 2000, options to purchase a total of 8,054,750 shares were outstanding under the Incentive Plan and options to purchase 4,585,647 shares remained available for grant thereunder.

     In the event of certain changes in control, all outstanding options under the incentive plan either will be assumed or substituted for by any surviving entity. If the surviving entity determines not to assume or substitute for these awards, the vesting provisions of these stock awards will be accelerated and these stock awards will be terminated upon the change in control if not previously exercised. In the event of an acquisition under Section 13(d) or 14(d) of the Securities Exchange Act of 1934 of securities representing at least 50% of the Company's combined voting power, the vesting provisions of stock awards will either be assumed, continued or substituted by the Company (or a controlling affiliate of the Company) or accelerated immediately upon the occurrence of such event and such stock awards will be terminated upon such acquisition if not previously exercised.

     The following tables show for the fiscal year ended December 31, 1999, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                           ---------------------------------------------------------     VALUE AT ASSUMED
                              NUMBER        % OF TOTAL                                    ANNUAL RATES OF
                           OF SECURITIES   OPTIONS/SARS                                     STOCK PRICE
                            UNDERLYING      GRANTED TO                                   APPRECIATION FOR
                           OPTIONS/SARS     EMPLOYEES       EXERCISE                      OPTION TERM(4)
                              GRANTED       IN FISCAL     OR BASE PRICE   EXPIRATION   ---------------------
          NAME                (#)(1)         YEAR(2)        ($/SH)(3)        DATE        5%($)      10%($)
          ----             -------------   ------------   -------------   ----------   ---------  ----------
Alan Ramadan.............      300,000          4.1%          $8.00        03/16/09    2,792,102   5,867,554
Alvaro Saralegui.........    1,000,000         13.6%          $8.50        04/02/09    8,807,005  19,058,514
Les Schmidt..............      250,000          3.4%          $7.00        02/26/09    2,576,751   5,139,628
Michael W. Gough.........      200,000          2.7%          $7.00        02/26/09    2,061,401   4,111,703
Mark J. Ellis............      150,000          2.0%          $8.50        05/17/09    1,321,051   2,858,777

---------------
(1) Each of the options was granted under the Company's 1997 Equity Incentive Plan ten years before the expiration date referenced and terminates on the expiration date, subject to earlier termination upon the occurrence of events related to termination of employment. All options referenced in this table are immediately exercisable to the extent permitted under applicable regulations of the Internal Revenue Service and any unvested shares issued pursuant to early exercise provisions are subject to a repurchase option in favor of the Company at the original exercise price upon the termination of employment. The options granted to Messrs. Ramadan, Saralegui and Ellis vest as to 1/5 of the shares one year from the date of grant and 1/48 of the shares on a monthly basis thereafter. The options granted to Messrs. Schmidt and Gough vested as to 1/6 of the shares on October 1, 1999 and as to 1/50 of the shares on a monthly basis thereafter.

(2) Based on an aggregate of 7,354,500 shares subject to options granted to the Company's employees in 1999, including the Named Executive Officers.

(3) The exercise price per share of each option was equal to the fair market value of the common stock as determined by the board on the date of grant.

(4) The potential realizable values are computed by (a) multiplying the number of shares of common stock subject to a given option by the closing price of the Company's common stock on March 31, 2000 of $10.625, (b) assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire ten-year term of the option and (c) subtracting from that result the aggregate option exercise price. The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future common stock prices.

AGGREGATED OPTION/SAR EXERCISES IN 1999, AND YEAR-END OPTION VALUES AT DECEMBER
                                    31, 1999

                                                   NUMBER OF SECURITIES
                        SHARES                    UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-THE-
                       ACQUIRED                         OPTIONS AT                   MONEY OPTIONS AT
                          ON        VALUE          DECEMBER 31, 1999(1)            DECEMBER 31, 1999(2)
                       EXERCISE    REALIZED    ----------------------------    ----------------------------
        NAME            (#)(3)      ($)(4)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        ----           --------    --------    -----------    -------------    -----------    -------------
Alan Ramadan.........       --           --      300,000           --          $1,537,500          --
Alvaro Saralegui.....   23,528     $108,817      976,472           --          $4,516,183          --
Les Schmidt..........    3,500     $  3,500      414,500           --          $3,630,813          --
Michael W. Gough.....   11,875     $ 89,063      288,125           --          $2,337,578          --
Mark J. Ellis........       --           --      150,000           --          $  693,750          --

---------------
(1) Options may be exercised immediately under early exercise provisions contained in option agreements. Any unvested shares issued under such early exercise provisions are subject to a repurchase option in favor of the company upon termination of employment. Such repurchase option terminates at a rate reflecting the vesting schedule of the underlying option.

(2) Based on the difference between the exercise price and the fair market value of the common stock at close of market on December 31, 1999, which was $13.125.

(3) Mr. Schmidt exercised his shares on March 15, 1999 at a strike price of $8.00 per share (with a fair market value of $7.00 at the time of exercise), Mr. Saralegui exercised his shares on December 31, 1999 at a strike price of $8.50 per share (with a fair market value of $13.125 at the time of exercise) and Mr. Gough exercised his shares on March 25, 1999 at a strike price of $0.50 per share (with a fair market value of $8.00 at the time of exercise).

(4) Based on the fair market value of the common stock at the time of exercise, minus the per share exercise price, multiplied by the number of shares issued upon exercise of the option.

             EMPLOYMENT SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

     In April 1999, the Company entered into a key employee agreement with Mr. Saralegui, under which Mr. Saralegui is compensated at a rate of $275,000 per year, paid on a semi-monthly basis. The agreement also provides for a stock option grant, pursuant to the Company's 1997 Equity Incentive Plan, for the purchase of 1,000,000 shares the Company's common stock at an exercise price of $8.50 per share. To the extent permissible under applicable IRS rules, this grant will be an incentive stock option grant. In the event Mr. Saralegui is terminated without cause, he is entitled to receive from us an amount equal to twelve months of his base salary as well as acceleration of a portion of his unvested options under certain circumstances.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     PLEASE NOTE: THE MATERIAL IN THIS REPORT IS NOT "SOLICITING MATERIAL," IS NOT DEEMED "FILED" WITH THE SEC, AND IS NOT TO BE INCORPORATED BY REFERENCE INTO ANY FILING OF THE COMPANY UNDER THE 1933 ACT OR 1934 ACT, WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE CONTAINED IN SUCH FILING.

     The Compensation Committee of the Board of Directors is currently composed of three non-employee directors: Messrs. Bregman, Shennan and Weinman.

     The Compensation Committee is responsible for establishing the Company's overall compensation programs for all its employees, including its executives. In addition, the Compensation Committee is responsible for evaluating the performance of the Company's executive officers and for establishing the components and levels of their compensation. The Compensation Committee also administers the Company's 1997 Equity Incentive Plan, with responsibility for determining the awards to be made under the plan to the Company's executive officers and certain other eligible individuals. The Board of Directors has given independent authority to Mr. Ramadan to approve the grant and acceleration of stock options under the 1997 Equity Incentive Plan to employees below the senior vice president level, as long as the grants are made within Compensation Committee guidelines. The Board of Directors has also given independent authority to Messrs. Ramadan and Bertrand to approve stock option grants under the 1997 Equity Incentive Plan to employees below the senior vice president level outside of the Compensation Committee guidelines.

     Generally, the Compensation Committee reviews compensation programs for executive officers in the on the anniversary of the executive's employment commencement date. However, in early 1999, the Compensation Committee also reviewed executive compensation in light of the Company's initial public offering of its common stock. Consequently, compensation paid to executive officers in 1999 reflects both decisions made in 1998 that were effected at the beginning of 1999 as well as decisions made in the summer of 1999 that were effected prior to the Company's initial public offering.

COMPENSATION PHILOSOPHY

     The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract and retain the highest quality executive officers and other key employees, reward them for the Company's progress and motivate them to enhance long-term stockholder value. Key elements of this philosophy are as follows:

     - The Company pays competitively with comparable technology and media companies, both inside and outside its industry, with which the Company competes for talent. To ensure that compensation is competitive, the Company compares its practices with technology companies and uses these parameters to determine executive compensation.

     - Because the Company is not yet profitable, the Company provides no or limited short-term incentives such as cash bonuses. When limited cash bonuses are awarded, they are designed to acknowledge individual performance and to generate rewards that bring total compensation to competitive levels.

     - The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as owners and not just as employees. In connection with this philosophy, the Company currently takes into consideration the equity of the Company held by an executive officer and accordingly certain officers may receive smaller compensation packages than other officers of the Company with comparable responsibilities.

BASIS FOR DETERMINING COMPETITIVE COMPENSATION

     In reviewing competitive pay practices for the purposes of establishing salary, bonus and option increases to be effective at the beginning of 2000, the Compensation Committee reviewed information on the 1999 compensation levels of executive officers of a blend of companies similar in business to the Company in the technology, media and broadcast, print and publishing and e-commerce-related industries. The ownership structure of the pool of companies in these industries were distributed among the following: public companies owned or controlled by a parent company; independent public companies; private companies owned or controlled by a parent company; and independent private companies. These companies were not identical to the companies used in the performance graph. For purposes of setting the salary, bonus and option components of the compensation program for 1999, similar information was reviewed by the Compensation Committee throughout 1999 and related information regarding private company practices in these sectors was reviewed in the fall of 1998.

1999 EXECUTIVE COMPENSATION

     BASE SALARY. The Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge, equity position in the Company and competitive pay practices. In general, the Company sets its salaries for executive officers, including the CEO, at about the fiftieth percentile of the range of salaries paid by the companies referred to above. Based on the information reviewed, the Committee determined to increase base salaries for the Company's executive officers and accordingly base salaries for executive officers were increased by an average of 12.5% for 1999 compared to 1998.

     CASH INCENTIVE COMPENSATION. In accordance with its compensation philosophy, the Company does not have a formal cash bonus program for executive officers. In 1999, only the Company's Executive Vice President and Chief Financial Officer received a cash bonus pursuant to the terms of his original offer letter.

     LONG-TERM INCENTIVES. Stock options typically have been granted to executive officers when the executive first joints the Company, in connection with a significant change in responsibilities and, occasionally, to bring an executive's equity position in line with the Company's overall compensation philosophy. The Committee may also grant additional stock options to executives to continue to retain such executives and to provide additional long-term incentives. The number of shares subject to each stock option granted is based upon anticipated future contribution, past performance, levels of responsibility, prior experience, breadth of knowledge and competitive option practices as well as the current equity position of the executive. In general, in recognition that its philosophy regarding cash bonuses results in overall cash compensation that is below the fiftieth percentile, the Committee sets target option levels at about the fiftieth to sixtieth percentile. As described above however, an executive's existing equity in the Company may result in options being set at a lower level. Stock options generally become exercisable over a four-year or five-year period and are granted at a price that is equal to the fair market value of the Company's common stock on the date of grant. In 1999, stock options were granted, at the Committee's discretion, to 19 executive officers who were not Named Executive Officers and to each of the five Named Executive Officers, as either incentives for these individuals to become employees or as adjustments in response to competitive practices.

CORPORATE PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Ramadan's base salary at the beginning of 1999 as President and Chief Executive Officer was $250,000, reflecting a $50,000 increase from 1998. This increase was approved by the Committee in 1998 and effected at the beginning of 1999. Following the Committee's review of his total compensation program and competitive practices in December 1999, Mr. Ramadan's base salary was increased to $300,000 per year, effective retroactively to December 1, 1999. The Committee uses the same procedures described above for the other executive officers in setting the annual base salary, cash bonus and stock option awards for the Chief Executive Officer. In particular, in evaluating Mr. Ramadan's base salary and stock option awards, the Committee considered individual and corporate performance, level of responsibility, prior experience, breadth of knowledge, equity position in the Company and competitive pay practices. Mr. Ramadan's overall compensation was not specifically tied to any particular financial performance criteria, although the Committee did take into consideration the milestone marked by the Company's initial public offering of its common stock and the added responsibilities relating thereto. The Committee believes Mr. Ramadan's total compensation for 1999 was appropriate given the Company's size and financial performance at that time.

LIMITATION ON DEDUCTION OF COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

     The Compensation Committee has determined that stock options granted under the Company's 1997 Equity Incentive Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant shall be treated as "performance-based compensation." Provisions contained in the 1997 Equity Incentive Plan, which has been approved by the Company's stockholders, allow any compensation recognized by a Named Executive Officer as a result of the grant of such a stock option to be deductible by the Company.

     From the members of the Compensation Committee of Quokka Sports, Inc.

                                          Walter W. Bregman
                                          James G. Shennan, Jr.
                                          Barry M. Weinman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the compensation committee of the board of directors is an officer or employee of Quokka. None of the Company's executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company's board of directors or compensation committee.

PERFORMANCE MEASUREMENT COMPARISON

     Please note: this Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing

     The following graph shows the total stockholder return of an investment of $100 in cash on July 28, 1999 (the date public trading commenced in the Company's common stock) for (i) the Company's Common Stock, (ii) the Russell 2000 index (the "Russell 2000") and (iii) the Chase H&Q Internet 100 Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

                 COMPARISON OF 5 MONTH CUMULATIVE TOTAL RETURN*
               AMONG QUOKKA SPORTS, INC., THE RUSSELL 2000 INDEX
                      AND THE CHASE H&Q INTERNET 100 INDEX

                                                                               CHASE H & QINTERNET             CHASE H & Q
                                                   QUOKKA SPORTS, INC.                 100                    INTERNET 100
                                                   -------------------         -------------------            ------------
7/28/99                                                  100.00                      100.00                      100.00
12/31/99                                                 109.38                       95.62                      213.34

* $100 INVESTED ON 7/28/99 IN STOCK OR INDEX --
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

                              CERTAIN TRANSACTIONS

     The sales of preferred stock described and identified in the table below were converted into the Company's common stock in July 1999, on a one-to-one basis, in connection with the Company's initial public offering.

     In January 1997, the Company issued and sold and aggregate of 3,800,000 shares of common stock in exchange for all of the properties, rights, interests and other tangible and intangible assets of Ozware Developments Unit Trust, an Australian unit trust. From March 1997 to August 1997, the Company issued and sold an aggregate of 5,851,566 shares of common stock at $0.50 per share. In October 1997, the Company issued warrants to purchase an aggregate of 212,800 shares of common stock at an exercise price of $0.50 per share that will expire upon the closing of this offering. In December 1997, the Company issued and sold an aggregate of 7,720,590 shares of Series A preferred stock at $0.68 per share. Between March 1998 and December 1998, the Company issued and sold warrants to purchase up to 245,098 shares of Series A preferred stock at an exercise price of $1.02 per share, 245,098 shares of Series B preferred stock at an exercise price of $1.02 per share, 72,727 shares of Series B preferred stock at an exercise price of $1.50 per share and 72,727 shares of Series C preferred stock at an exercise price of $3.25 per share. The warrants were amended and partially exercised in December 1998 for 145,559 shares of Series A preferred stock, 145,559 shares of Series B preferred stock, 24,242 shares of Series B preferred stock and 24,242 shares of Series C preferred stock. The warrants, as amended, are currently exercisable for 99,539 shares of Series A preferred stock at an exercise price of $1.02 per share, 99,539 shares of Series B preferred stock at an exercise price of $1.02 per share, 48,485 shares of Series B preferred stock at an exercise price of $1.50 per share and 48,485 shares of Series C preferred stock at an exercise price of $3.25 per share and will expire upon the closing of the Company's initial public offering. From June to August 1998, the Company issued and sold an aggregate of 10,737,068 shares of Series B preferred stock at $1.50 per share. In December 1998, the Company issued and sold an aggregate of 4,938,756 shares of Series C preferred stock at $3.25 per share.

     From February 1999 to March 1999, the Company issued and sold warrants to purchase up to an aggregate of 2,391,750 shares of Series C preferred stock at a weighted average per share price of $5.33. In April 1999, the Company issued and sold warrants to purchase up to an aggregate of 161,538 shares of Series C preferred stock at an exercise price of $3.25 per share. In May and June 1999, the Company issued and sold an aggregate of 4,522,223 shares of Series D preferred stock at $9.00 per share. In May 1999, the Company issued and sold a warrant to purchase up to 110,000 shares of Series D preferred stock at an exercise price of $9.00 per share. In July 1999, the Company issued and sold warrants to purchase up to an aggregate of 30,000 shares of common stock at an exercise price of $9.00 per share.

     The following table identifies the directors, executive officers and five percent stockholders who have made equity investments in Quokka to purchase shares of the Company's capital stock. See "Principal Stockholders" for additional information relating to the beneficial ownership of these stockholders.

                               SHARES OF        SERIES A          SERIES B          SERIES C          SERIES D
          INVESTOR            COMMON STOCK   PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK
          --------            ------------   ---------------   ---------------   ---------------   ---------------
Alan S. Ramadan(1)..........   2,090,572               --                --                --            --
Richard H. Williams(2)......   2,500,000          208,823                --                --            --
John Bertrand A.M...........   2,116,204               --                --                --            --
Walter W. Bregman(3)........     200,000           22,058            89,381            30,769            --
Roel Pieper.................     500,000          257,353           305,523           215,679            --
Les Schmidt(4)..............      35,500               --           200,000            76,923            --
David A. Riemer.............          --               --                --            20,000            --
Media Technology Ventures,
  LP(5).....................          --        2,941,177         1,185,524           769,231            --
MediaOne Interactive
  Services, Inc.(6).........          --               --         2,666,667         1,230,770            --
Intel Corporation(7)........          --        1,322,030         1,311,003         1,255,012            --
Accel VI LP(8)..............          --               --         3,333,333           153,846            --
Trinity Ventures V, LP(9)...          --        2,205,883           884,752           153,846            --
Wakefield Group II
  LLC.(10)..................     800,000          577,942           555,791            92,308            --

---------------
 (1) Includes 1,900,000 shares of common stock held by Pogmohane Partners, LP, an entity for which Mr. Ramadan serves as a general partner.

 (2) Excludes warrants to purchase 56,800 shares of common stock issued to Mr. Williams in October 1997.

 (3) Includes 200,000 shares of common stock, 22,058 shares of Series A preferred stock, 89,381 shares of Series B preferred stock and 30,769 shares of Series C preferred stock held in the Bregman Revocable Trust u/a/d 8/21/92, for which Mr. Bregman, a director of Quokka, serves as a trustee. Does not include warrants to purchase 6,000 shares of common stock issued to the Bregman Revocable Trust u/a/d 8/21/92 in October 1997. Excludes options to purchase 112,000 shares of common stock granted to Mr. Bregman outside of the 1997 Equity Incentive Plan.

 (4) Includes 182,000 shares of Series B preferred stock and 76,923 shares of Series C preferred stock held in The Les Schmidt and Joanne P. Hattum Family Trust u/t/d 4/8/92, for which Mr. Schmidt, an executive officer of Quokka, serves as a trustee. Also includes 6,000 shares of Series B preferred stock held by each of The Schmidt Family Irrevocable Trust, dated 12/27/95, FBO Caryn H. Schmidt, The Schmidt Family Irrevocable Trust, dated 12/27/95, FBO Bryan P. Schmidt and The Schmidt Family Irrevocable Trust, dated 12/27/95, FBO Taylor G. Schmidt.

 (5) Includes 696,290 shares of Series C preferred stock held by Media Technology Equity Partners, LP, 48,464 shares of Series C Preferred Stock held by Media Technology Entrepreneurs Fund II, LP and 24,477 shares of Series C Preferred Stock held by Thomson Management Growth Fund, LP, and 336,337 shares of Series A preferred stock and 135,570 shares of Series B preferred stock held by Media Technology Ventures Entrepreneurs Fund, L.P. Mr. Weinman, a director of Quokka, is affiliated with the Media Technology entities.

 (6) Excludes warrants to purchase 153,846 shares of Series C preferred stock issued to MediaOne Interactive Services, Inc. in April 1999.

 (7) Excludes warrants to purchase 99,539 shares of Series A preferred stock, warrants to purchase 148,024 shares of Series B preferred stock and warrants to purchase 48,485 shares of Series C preferred stock issued to Intel Corporation in December 1998. These warrants represent the balance of warrants issued upon the amendment and partial exercise of the original warrants issued between March 1998 and December 1998.

 (8) Includes 346,667 shares of Series B preferred stock and 16,000 shares of Series C preferred stock held by Accel Internet Fund II LP, 230,000 shares of Series B preferred stock and 10,615 shares of Series C preferred stock held by Accel Investors '98 LP, and 43,333 shares of Series B preferred stock and 2,000 shares of Series C preferred stock held by Accel Keiretsu VI LP.

 (9) Includes 121,791 shares of Series A preferred stock, 48,849 shares of Series B preferred stock and 7,692 shares of Series C preferred stock held by Trinity V, side-by-side fund, LP. Mr. Shennan, a director of Quokka, is affiliated with Trinity Ventures V, LP and Trinity V, Side-by-Side Fund, LP.

(10) Excludes warrants to purchase 100,000 shares of common stock issued to Wakefield Group LLC in October 1997.

     Pursuant to an investors' rights agreement dated May 27, 1999 between Quokka and certain investors, the investors have certain registration rights for the shares of common stock held by them, or subject to acquisition upon exercise of certain warrants. See "Description of Capital Stock -- Registration Rights" for a description of these registration rights.

     In March 1998, the Company entered into a software license and development agreement with Intel Corporation, a holder of more than five percent of the Company's outstanding capital stock. Under this agreement, Intel is developing transport level software that will allow end users to view multiple video streams that are delivered over a satellite network. In connection with this agreement, the Company issued warrants to Intel to purchase 635,650 shares of the Company's common stock at prices ranging from $1.02 to $3.25 per share. Intel has exercised warrants to purchase 635,650 shares of the Company's common stock.

     In April 1999, the Company entered into a trial agreement with MediaOne Interactive Services, Inc., a holder of more than five percent of the Company's outstanding capital stock. Under this agreement, Quokka and MediaOne are working together to implement and test streaming media over the MediaOne cable modem infrastructure. In connection with this agreement, Quokka has issued warrants to MediaOne to purchase 153,846 shares of the Company's preferred stock at an exercise price of $3.25 per share. These warrants will expire in April 2009 if not earlier exercised.

     In September 1999, the Company entered into a Memorandum of Agreement with Intel, a holder of more than five percent of the Company's outstanding capital stock, relating to the provision of $25.0 million of sponsorship and advertising services by the Company to Intel, and the provision of an aggregate of $35.0 million of development, promotional and hosting services by Intel to the Company.

     Since February 1, 1999, in connection with Mr. Bertrand's relocation to London, England, the Company has been paying, and will continue to pay, Mr. Bertrand an amount equal to $3,000 per month to secure Mr. Bertrand's residence in San Francisco, California as short-term corporate housing for various persons associated with Quokka.

     Since August 1999, the Company has been paying to Mr. Williams, the Company's Chairman and a holder of greater than five percent of the Company's common stock, $11,250 per month pursuant to a consulting arrangement. In 1999, the Company paid less than $60,000 to Mr. Williams under the arrangement.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Les Schmidt
                                          --------------------
                                          LES SCHMIDT
                                          Secretary

April 6, 2000

     A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, QUOKKA SPORTS, INC., 525 BRANNAN STREET, GROUND FLOOR, SAN FRANCISCO, CA 94107.

                                  DETACH HERE


                                     PROXY

                              QUOKKA SPORTS, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 3, 2000


     The undersigned hereby appoints Alan S. Ramadan and Les Schmidt and each of them as attorneys and proxies of the undersigned with full power of substitution to vote all of the shares of stock of Quokka Sports, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Quokka Sports, Inc. to be held at The Ritz-Carlton Hotel, 600 Stockton Street, San Francisco, California on May 3, 2000 at 9:00 AM local time, and at any and all postponements, continuations and adjournments thereof, with all power that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AS MORE SPECIFICALLY
DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.


SEE REVERSE                                                          SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE

VOTE BY TELEPHONE                                    VOTE BY INTERNET
It's fast, convenient, and immediate!                It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                 confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683)

FOLLOW THESE FOUR EASY STEPS:                        FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING PROXY                       1. READ THE ACCOMPANYING PROXY
   STATEMENT/PROSPECTUS AND PROXY CARD.                 STATEMENT/PROSPECTUS AND PROXY CARD.

2. CALL THE TOLL-FREE NUMBER                         2. GO TO THE WEBSITE
   1-877-PRX-VOTE (1-877-779-8683).                     http://www.eproxyvote.com/qkka

3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER          3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER
   LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.          LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4. FOLLOW THE RECORDED INSTRUCTIONS.                 4. FOLLOW THE RECORDED INSTRUCTIONS.

YOUR VOTE IS IMPORTANT!                              YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE  anytime!                        Go to http://www.eproxyvote.com/qkka anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET



                                  DETACH HERE

-----  Please mark
  X    votes as in
-----  this example.
       MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR
       DIRECTOR LISTED BELOW.

       1. To elect three directors to hold office until the 2003 Annual
          Meeting of Stockholders.

          Nominees: (01) Alan S. Ramadan, (02) John Bertrand A.M. and          MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.
                    (03) Roel Pieper                                                                       FOR  AGAINST  ABSTAIN
                                                                               2. To ratify selection of  ----- -------  -------
            FOR    -----        ----- WITHHELD                                    PricewaterhouseCoopers
            ALL                       FROM ALL                                    LLP as independent      ----- -------  -------
          NOMINEES -----        ----- NOMINEES                                    accountants of the
                                                                                  Company for its fiscal
          -----                                                                   year ending December 31,
                                                                                  2000.
          ----- --------------------------------------
                For all nominees except as noted above                            MARK HERE       -----    MARK HERE    -----
                                                                                  FOR ADDRESS              IF YOU PLAN
                                                                                  CHANGE AND      -----    TO ATTEND    -----
                                                                                  NOTE AT LEFT             THE MEETING

                                                                               Please sign exactly as your name appears hereon.
                                                                               If the stock is registered in the names of two or
                                                                               more persons, each should sign. Executors,
                                                                               administrators, trustees, guardians and
                                                                               attorneys-in-fact should add their titles. If
                                                                               signer is a corporation, please give full
                                                                               corporate name and have a duly authorized officer
                                                                               sign, stating title. If signer is a partnership,
                                                                               please sign in partnership name by authorized
                                                                               person.

                                                                               PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY
                                                                               IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE
                                                                               PREPAID IF MAILED IN THE UNITED STATES.

Signature:                                 Date:               Signature:                                 Date:
          -------------------------------       --------------           -------------------------------       --------------